SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 24, 2013

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	333-176587	27-3492854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 (Address of Principal Executive Offices, including Zip Code)
4263 Oceanside Boulevard, Oceanside, CA 92056

Registrant's telephone number, including area code:  (619) 354 7972

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Items.

On September 24, 2013, we issued a press release reflecting that our recently formed subsidiary, Syracusa, LLC, signed a Letter of Intent to form a joint venture with affiliates of San Francisco Bay area property developer David M. Shepard (“Shepard”) for the development of a certain tracts of land generally located south of the village of San Felipe Baja Mexico.  Currently, the properties are ventures between Shepard and his various Mexican partners, which consists of several separate assemblages totaling approximately 3,200 acres with approximately 3,000 kilometers of beachfront. The properties will be developed to serve as a destination for off-road enthusiasts, a popular sport in the Baja rejoin of Mexico for Americans. Reference is made to the letter of intent, a copy of which is appended to this filing as an Exhibit for the terms of the transaction.  A copy of the press release is also appended to this filing as an Exhibit.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated September 24, 2013.

99.2	Letter of Intent between Syracusa, LLC, the company’s subsidiary and David M. Shepard dated as of September 24, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 26, 2013

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC

By:	/s/ Richard Wheeler
Richard Wheeler, President